UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2011

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

 (Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

 (Address of principal executive offices)

(201) 750-2646

 (Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 17, 2011, Elite Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the settlement of a lawsuit filed in the Superior Court of New Jersey, Chancery Division: Bergen County entitled ThePharmaNetwork, LLC v. Elite Pharmaceuticals, Inc. (Index No. C-272-10) (the “Action”).  The Action was commenced on or about August 27, 2010 by ThePharmaNetwork, LLC (“TPN”).  TPN alleged that the Company breached certain obligations in connection with a Product Collaboration Agreement (the “Collaboration Agreement”), made as of November 10, 2006, pursuant to which the Company and TPN agreed to collaborate in the development, commercialization, manufacturing and distribution of a generic pharmaceutical product, which the parties subsequently agreed would be methadone hydrochloride in a 10 mg. tablet (the “Product”).  In the lawsuit, the Company asserted counterclaims against TPN arising out of the Collaboration Agreement, and sought damages of no less than $1,125,000 from TPN.  Both parties denied the other side’s allegations.

In order to fully and finally resolve the disputed claims arising in the Action, the Company and TPN have entered into a settlement agreement, dated March 11, 2011 (the “Settlement Agreement”), pursuant to which the Action, including all of TPN’s claims and the Company’s counterclaims, will be dismissed with prejudice.  Pursuant to the Settlement Agreement, the parties have agreed to terminate the Collaboration Agreement.  In addition, in consideration of the Company’s agreement to terminate the Collaboration Agreement and to relinquish to TPN all rights and interest in the Abbreviated New Drug Application (“ANDA”) for the Product approved by the U.S. Food and Drug Administration (FDA), TPN made a cash payment of $500,000 to Elite.  As part of the Settlement Agreement, TPN also acknowledges that the Company may develop a generic product containing methadone of any strength (including the filing of an abbreviated new drug application relating to such product) and that nothing in the Settlement Agreement restricts the Company from developing, commercializing, manufacturing and distributing any pharmaceutical product similar to, or which may compete with, the Product or the ANDA filed in connection with the Product.

The Settlement Agreement also contained a mutual release pursuant to which the Company and TPN agreed to release and discharge each other and their respective affiliates from all claims arising before the date of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits
a) Not applicable.
b) Not applicable.
c) Not applicable.
d) Exhibits

Exhibit No.	Exhibit

10.1	Settlement Agreement between the Company and ThePharmaNetwork, LLC, dated as of March 11, 2011.

99.1	Press Release dated March 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2011

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name:	Chris Dick
Title:	President and Chief Operating Officer